Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

July 8, 2011

American Apparel, Inc.
747 Warehouse Street
Los Angeles, California 90021

Re:	American Apparel, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to American Apparel, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 of the Company (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration by the Company of 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”), authorized for issuance pursuant to the Company’s 2011 Omnibus Stock Incentive Plan (the “Plan”)

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)       the Registration Statement in the form being filed with the Commission under the Securities Act on the date hereof;

(b)       the Plan;

(c)       an executed copy of a certificate for the Company of Glenn A. Weinman, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”),

(d)       a copy of the Company’s Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of June 27, 2011, and certified pursuant to the Secretary’s Certificate;

American Apparel, Inc.
July 8, 2011

(e)       a copy of the Company’s Bylaws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate; and

(f)       a copy of certain resolutions of the Board of Directors of the Company adopted on March 30, 2011, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, including, to the extent relevant, the applicable provisions of the Delaware Constitution and reported judicial or regulatory determinations interpreting such laws (all of the foregoing being referred to as “Opined on Law”), or as to the effect of any such law (other than Opined on Law) on the opinion stated herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that when (a) the Registration Statement becomes effective under the Securities Act, and (b) the Company’s transfer agent for the Common Stock has appropriately registered the issuance of the Shares in the books and records of the Company, and an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent, in each case, against payment for the Shares in accordance with the Plan and the Award Agreements (as defined below), the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

The opinion stated herein is subject to the following qualifications:

American Apparel, Inc.
July 8, 2011

(a)       each award agreement, under which options are granted or awards of Shares are made pursuant to the Plan (collectively, the “Award Agreements”), is consistent with the Plan and has been duly authorized, validly executed and delivered by the parties thereto; and

(b)       the consideration received by the Company for each Share delivered pursuant to the Plan shall not be less than the per share par value of the Common Stock.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP